NEWS RELEASE

PARK PLACE ENERGY CORP.

OTCBB:PKPL

July 17, 2013

Park Place enters into data purchase agreement

Park Place is pleased to announce that it has entered into an agreement to acquire certain data and studies relating to the Vranino 1-11 license block which will assist it planning future exploration and development activities. Park Place anticipates commencing activities on the license area beginning early in 2014. The work program anticipates drilling several new wells and testing formations where prospective natural gas accumulations have been located during past exploration work. The Vranino 1-11 is located in Dobrich Basin, Bulgaria which has been subject of extensive past exploration work including the drilling of over 200 wells, most of which occur on the license block.

For Further Information email: info@parkplaceenergy.com Website: www.parkplaceenergy.com

Disclaimer: Certain information regarding the Corporation contained herein may constitute forward-looking statements. These statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although Park Place believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to certain risks and uncertainties and may be based on assumptions that could cause actual results to differ materially from those anticipated or implied. The Corporation is under no obligation to update or alter any forward looking statement.